CALIFORNIA WATER SERVICE COMPANY

NOTE AGREEMENT


Dated as of August 15, 1995


Re:	$20,000,000 7.28% Series A Senior Notes
Due November 1, 2025


TABLE OF CONTENTS

(Not a part of the Agreement)

SECTION	HEADING	PAGE
Parties	1
SECTION 1.	DESCRIPTION OF NOTES AND COMMITMENT.	1
Section 1.1.	Description of Notes	1
Section 1.2.	Commitment, Closing Date	1
Section 1.3.	Several Commitments	2
SECTION 2.	PREPAYMENT OF NOTES.	2
Section 2.1.	No Required Prepayments	2
Section 2.2.	Optional Prepayment with Premium	2
Section 2.3.	Optional Prepayment at Par in the Event of
Condemnation	2
Section 2.4.	Notice of Optional Prepayments	3
Section 2.5.	Application of Prepayments	3
Section 2.6.	Direct Payment	3
SECTION 3.	REPRESENTATIONS.	3
Section 3.1.	Representations of the Company	3
Section 3.2.	Representations of the Purchasers	3
SECTION 4.	CLOSING CONDITIONS	5
Section 4.1.	Conditions	5
Section 4.2.	Waiver of Conditions	6
SECTION 5.	COMPANY COVENANTS	6
Section 5.1.	Corporate Existence, Etc	6
Section 5.2.	Insurance	6
Section 5.3.	Taxes, Claims for Labor and Materials,
Compliance with Laws	6
Section 5.4.	Maintenance	7
Section 5.5.	Nature of Business	7
Section 5.6.	Limitations on Current Debt and Funded Debt	7
Section 5.7.	Limitation on Liens	8
Section 5.8.	Mergers, Consolidations and Sales of Assets	10
Section 5.9.	Guaranties	12
Section 5.10.	Repurchase of Notes	12
Section 5.11.	Transactions with Affiliates	12
Section 5.12.	Termination of Pension Plans	13
Section 5.13.	Reports and Rights of Inspection	13
Section 5.14.	Note Exchange Upon Issuance of First Mortgage
Bonds	15
SECTION 6.	EVENTS OF DEFAULT AND REMEDIES THEREFOR	16
Section 6.1.	Events of Default	16
Section 6.2.	Notice to Holders	18
Section 6.3.	Acceleration of Maturities	18
Section 6.4.	Rescission of Acceleration	18
SECTION 7.	AMENDMENTS, WAIVERS AND CONSENTS	19
Section 7.1.	Consent Required	19
Section 7.2.	Solicitation of Holders	19
Section 7.3.	Effect of Amendment or Waiver	19
SECTION 8.	INTERPRETATION OF AGREEMENT; DEFINITIONS	19
Section 8.1.	Definitions	19
Section 8.2.	Accounting Principles	27
Section 8.3.	Directly or Indirectly	28
SECTION 9.	MISCELLANEOUS	28
Section 9.1.	Registered Notes	28
Section 9.2.	Exchange of Notes	28
Section 9.3.	Loss, Theft, Etc. of Notes	28
Section 9.4.	Expenses, Stamp Tax Indemnity	29
Section 9.5.	Powers and Rights Not Waived; Remedies
Cumulative	29
Section 9.6.	Notices	29
Section 9.7.	Successors and Assigns	30
Section 9.8.	Survival of Covenants and Representations	30
Section 9.9.	Severability	30
Section 9.10.	Governing Law	30
Section 9.11.	Captions	30
Signature Page	31
ATTACHMENTS TO NOTE AGREEMENT:

Schedule I	_	Names of Note Purchasers and Amounts of
Commitments

Schedule II	_	Liens Securing Funded Debt (including Capitalized
Leases) as of the Closing Date

Exhibit A	_	Form of 7.28% Series A Senior Note due November 1,
2025

Exhibit B	_	Representations and Warranties of the Company

Exhibit C	_	Description of Special Counsel's Closing Opinion

Exhibit D	_	Description of Closing Opinion of  Counsel to the
Company



CALIFORNIA WATER SERVICE COMPANY
1720 North First Street
San Jose, California  95112
NOTE AGREEMENT
Re:	$20,000,000 7.28% Series A Senior Notes
Due November 1, 2025
Dated as of
August 15, 1995

To the Purchasers named on Schedule I
to this Agreement
The undersigned, CALIFORNIA WATER SERVICE COMPANY, a California corporation (the "Company"), agrees with the Purchasers named on
Schedule I to this Agreement (the "Purchasers") as follows:
SECTION 1.	DESCRIPTION OF NOTES AND COMMITMENT.
	Section 1.1.	Description of Notes.  The Company will
authorize the issue and sale of $20,000,000 aggregate principal amount of its 7.28% Series A Senior Notes (the "Notes") to be
dated the date of issue, to bear interest from such date at the rate of 7.28% per annum, payable semiannually on the first day of each May and November in each year (commencing November 1, 1995)
and at maturity and to bear interest on overdue principal
(including any overdue required or optional prepayment of
principal) and premium, if any, and (to the extent legally
enforceable) on any overdue installment of interest at the rate of 9.28% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on November 1,
2025, and to be substantially in the form attached hereto as
Exhibit A.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.  The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in Section 2 of this Agreement.  The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement.
	Section 1.2.	Commitment, Closing Date.  Subject to the terms
and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and such Purchaser agrees to purchase from the Company, Notes in the principal amount set forth
opposite such Purchaser's name on Schedule I hereto at a price of
100% of the principal amount thereof on the Closing Date
hereinafter mentioned.
Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street,Chicago, Illinois 60603-4080,
against payment therefor in Federal Reserve or other funds
current and immediately available at the principal office of Bank of America National Trust and Savings Association, San Jose
Commercial Banking Group #1487, ABA No. 1210-00358, for credit to the Company's Security Sales Account No. 14879-00161, in the
amount of the purchase price at 10:00 A.M. San Francisco time, on
August 23, 1995 or such later date (not later than August 31,
1995) as shall mutually be agreed upon by the Company and the
Purchasers (the "Closing Date").  The Notes delivered to each
Purchaser on the Closing Date will be delivered to such Purchaser in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of such Purchaser's
purchase (unless different denominations are specified by such
Purchaser), registered in such Purchaser's name or in the name of such Purchaser's nominee, all as such Purchaser may specify at any time prior to the date fixed for delivery.
	Section 1.3.	Several Commitments.  The obligations of the
Purchasers shall be several and not joint and no Purchaser shall be liable or responsible for the acts or defaults of any other
Purchaser.
SECTION 2.	PREPAYMENT OF NOTES.
	Section 2.1.	No Required Prepayments.  No prepayments are
required to be made with respect to the Notes prior to the
expressed maturity date thereof other than prepayments made in connection with an acceleration of the Notes pursuant to the provisions of Section 6.3 hereof.
	Section 2.2.	Optional Prepayment with Premium.  Upon
compliance with Section 2.4 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued
interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five
Business Days prior to the date of such prepayment pursuant to this Section 2.2.
	Section 2.3.	Optional Prepayment at Par in the Event of
Condemnation.  In the event a Material Condemnation shall have occurred with respect to any property of the Company or a
Restricted Subsidiary, then upon compliance with Section 2.4 the Company shall have the privilege of applying the proceeds of any
condemnation award received in connection with such Material
Condemnation to the prepayment of the principal amount of the
Notes then outstanding, or any portion thereof to the extent of such proceeds, together with accrued interest thereon to the date of such prepayment.  Any optional prepayment made pursuant to this Section 2.3 shall be without premium.
	Section 2.4.	Notice of Optional Prepayments.  The Company
will give notice of any prepayment of the Notes pursuant to Section 2.2 or Section 2.3 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the section of this Agreement under which the prepayment is to be made, (c) the principal amount of the holder's Notes to be prepaid on such date, (d) whether a premium may be payable, (e) the date when the premium, if any, will be calculated, (f) the estimated premium, together with a reasonably detailed computation of such estimated premium, and
(g) the accrued interest applicable to the prepayment.  Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment.  Notice of
prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date
specified in said notice.  Not later than two Business Days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note written notice of the
premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.
	Section 2.5.	Application of Prepayments.  All partial
prepayments  shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof.
	Section 2.6.	Direct Payment.  Notwithstanding anything to the
contrary contained in this Agreement or the Notes, in the case of any Note owned by any Holder that is a Purchaser or any other
Institutional Holder which has given written notice to the
Company requesting that the provisions of this Section 2.6 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to such
Holder at its address set forth herein or such other address as such Holder may from time to time designate in writing to the
Company or, if a bank account with a United States bank is so designated for such Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as such Holder may from time to time direct in writing.
SECTION 3.	REPRESENTATIONS.
	Section 3.1.	Representations of the Company.  The Company
represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.
	Section 3.2.	Representations of the Purchasers.  (a) Each
Purchaser represents, and in entering into this Agreement the
Company understands, that such Purchaser is acquiring the Notes for the purpose of investment and not with a view to the
distribution thereof, and that such Purchaser has no present intention of selling, negotiating or otherwise disposing of the
Notes; it being understood, however, that the disposition of such
Purchaser's property shall at all times be and remain within its control.  Each Purchaser further represents that (i) such
Purchaser is an insurance company as defined in Section 2(13) of the Securities Act of 1933, as amended (the "Act"), (ii) such
Purchaser understands that the Notes will be issued by the
Company without registration under the Act and without
qualification and/or registration under applicable state
securities laws pursuant to specific exemptions from registration and/or qualification contained in the Act and in applicable state securities laws, and that the foregoing exemptions depend upon, among other things, the bona fide nature of such Purchaser's investment interests as expressed herein; (iii) such Purchaser has been advised by counsel concerning, and is otherwise familiar with, the restrictions imposed by the Act on resales of
securities acquired in a transaction exempt from registration under Section 4(2) of the Act, (iv) such Purchaser has been
afforded access to the Company's financial statements and other documents concerning the Company, has been afforded an
opportunity to ask such questions of the Company's officers and employees as such Purchaser deemed necessary or desirable and has been given all information requested in order to evaluate the merits and risks of purchasing the Notes, (v) such Purchaser is experienced in evaluating and investing in companies such as the
Company and has the capacity to protect its interests in
connection with the purchase of the Notes and (vi) such Purchaser has the ability to bear the economic risks connected with the purchase of the Notes.  Each Purchaser covenants and agrees to conduct any resale of the Notes solely in accordance with the restrictions contained in the legend appearing on the Notes.
	(b)	Each Purchaser further represents that at least one of
the following statements is an accurate representation as to the source of funds to be used by such Purchaser to pay the purchase price of the Notes purchased by it hereunder:
(i)	if such Purchaser is an insurance company, no part
of such funds constitutes assets allocated to any separate
account maintained by such Purchaser in which any employee
benefit plan (or its related trust) has any interest; or
(ii)	if such Purchaser is an insurance company, to the
extent that any part of such funds constitutes assets
allocated to any separate account maintained by such
Purchaser in which any employee benefit plan (or its related trust) has any interest, (1) such separate account is a
"pooled separate account" within the meaning of Prohibited
Transaction Class Exemption 90-1, as amended, in which case
such Purchaser has disclosed to the Company the name of each employee benefit plan whose assets in such separate account
exceed 10% of the total assets or are expected to exceed 10%
of the total assets of such account as of the date of such
purchase (and for the purposes of this paragraph (ii), all
employee benefit plans maintained by the same employer or
employee organization are deemed to be a single plan), or
(2) such separate account contains only the assets of a
specific employee benefit plan, complete and accurate
information as to the identity of which such Purchaser has
delivered to the Company; or
(iii)	if such Purchaser is other than an insurance
company, no part of such funds constitutes "plan assets".
As used in this Section 3.2(b), the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation
Section 2510.3-101.
SECTION 4.	CLOSING CONDITIONS.
	Section 4.1.	Conditions.  (a) The obligation of each
Purchaser to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements
hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:
	(i)	Closing Certificate.  Such Purchaser shall have
received a certificate dated the Closing Date, signed by the
President or a Vice President of the Company, the truth and
accuracy of which shall be a condition to such Purchaser's
obligation to purchase the Notes proposed to be sold to such
Purchaser and to the effect that (1) the representations and warranties of the Company set forth in Exhibit B hereto are
true and correct on and with respect to the Closing Date,
(2) the Company has performed all of its obligations
hereunder which are to be performed on or prior to the
Closing Date, and (3) no Default or Event of Default has
occurred and is continuing.
	(ii)	Legal Opinions.  Such Purchaser shall have
received from Chapman and Cutler, who are acting as special
counsel to the Purchasers in this transaction, and from
McCutchen, Doyle, Brown & Enersen, counsel for the Company,
their respective opinions dated the Closing Date, in form
and substance satisfactory to such Purchaser, and covering
the matters set forth in Exhibits C and D, respectively,
hereto.
	(iii)	Regulatory Approval.  Prior to the Closing Date,
the issue and sale of the Notes shall have been duly
authorized or approved by appropriate order of the Public
Utilities Commission of the State of California (the
"Commission").  Such order shall be final and in full force
and effect and not subject to any appeal, hearing, rehearing or contest.  All conditions contained in any such order
which are to be fulfilled on or prior to the issuance of the
Notes shall have been fulfilled.  The Company shall have
delivered to the Purchasers and their special counsel a
certified copy of such order and the application therefor.
	(iv)	Related Transactions.  The Company shall have
consummated the sale of the entire principal amount of the
Notes scheduled to be sold on the Closing Date pursuant to
this Agreement.
	(v)	Satisfactory Proceedings.  All proceedings taken
in connection with the transactions contemplated by this
Agreement, and all documents necessary to the consummation
thereof, shall be satisfactory in form and substance to such
Purchaser and such Purchaser's special counsel, and such
Purchaser shall have received a copy (executed or certified
as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said
transactions.
	(b)	The obligation of the Company to deliver the Notes
hereunder is subject to the conditions that (i) the Commission shall have authorized the issuance and sale by the Company of the
Notes at the price herein provided and said authorization shall be in full force and effect and (ii) the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement shall have been tendered by the Purchasers.  If the condition specified in this Section 4.1(b) shall not have been fulfilled prior to or on the Closing Date, this Agreement and all the obligations of the Company hereunder, except as provided in
Section 9.4 hereof, may be cancelled by the Company.
	Section 4.2.	Waiver of Conditions.  If on the Closing Date
the Company fails to tender to any Purchaser the Notes to be issued to any Purchaser on such date or if the conditions
specified in Section 4.1 have not been fulfilled, such Purchaser may thereupon elect to be relieved of all further obligations under this Agreement.  Without limiting the foregoing, if the
conditions specified in Section 4.1 have not been fulfilled, such
Purchaser may waive compliance by the Company with any such
condition to such extent as such Purchaser may in its sole
discretion determine.  Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any Purchaser's rights against the Company.
SECTION 5.	COMPANY COVENANTS.
From and after the Closing Date and continuing so long as
any amount remains unpaid on any Note:
	Section 5.1.	Corporate Existence, Etc.  The Company will
preserve and keep in full force and effect, and will cause each
Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business, except where the failure to so keep and preserve any such existence, license or permit would not, individually or in the aggregate, materially and adversely affect the properties, business, profits or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.8.
	Section 5.2.	Insurance.  The Company will maintain, and will
cause each Subsidiary to maintain, insurance coverage by
financially sound and reputable insurers in such forms and
amounts (including self-insurance if adequate reserves are
maintained with respect thereto) and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.
	Section 5.3.	Taxes, Claims for Labor and Materials,
Compliance with Laws.  (a) The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, prior to delinquency, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such
Subsidiary, all trade accounts payable, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any material
property of the Company or such Subsidiary or any material
interference with the use thereof by the Company or such
Subsidiary, and (ii) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.
	(b)	The Company will promptly comply and will cause each
Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as
amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all
applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, profits or
financial condition of the Company and its Subsidiaries, taken as a whole, or would result in any Lien not permitted under Section 5.7.
	Section 5.4.	Maintenance.  The Company will maintain,
preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and
additions so that at all times the efficiency thereof shall be maintained, provided that nothing in this Section 5.4 shall prohibit the Company from abandoning or discontinuing the maintenance of properties which the Chief Engineer or Assistant Chief Engineer of the Company determines in good faith to be no longer necessary for the conduct of the business of the Company and its
Subsidiaries, taken as a whole.
	Section 5.5.	Nature of Business.  Neither the Company nor any
Subsidiary will engage in any business if, as a result, the
general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its
Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company on the Closing
Date and described in the Memorandum.
	Section 5.6.	Limitations on Current Debt and Funded Debt.
(a) The Company will not, and will not permit any Restricted
Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:
	(1)	Funded Debt evidenced by the Notes;
	(2)	Current Debt and Funded Debt of the Company
outstanding as of the date of this Agreement and reflected
on Annex A to Exhibit B hereto;
	(3)	Additional Funded Debt of the Company, provided
that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:
	(i)	Consolidated Funded Debt shall not exceed
66-2/3% of Consolidated Total Capitalization, and,
	(ii)	Net Income Available for Interest Charges for
any period of 12 consecutive calendar months during the
immediately preceding 14 consecutive calendar months
prior to the issuance of such Funded Debt shall have
been at least 175% of Pro Forma Interest Charges for
such 12-month period;
	(4)	Additional unsecured Current Debt of the Company;
	(5)	Current Debt or Funded Debt of a Restricted
Subsidiary to the Company or to a Wholly-owned Restricted
Subsidiary; and
	(6)	Funded Debt of the Company issued after the
Closing Date evidenced by First Mortgage Bonds, provided
that the Company shall have complied with the requirements
of Section 5.14 hereof.
	(b)	Indebtedness described in or issued or incurred in
accordance with the limitations of Section 5.6(a) may be renewed, extended or refunded without regard to Section 5.6(a)(3), provided that the principal amount thereof remaining unpaid at the time of such renewal, extension or refunding shall not be increased.
	(c)	Any corporation which becomes a Restricted Subsidiary
after the date hereof shall for all purposes of this Section 5.6 be deemed to have created, assumed or incurred at the time it
becomes a Restricted Subsidiary all Funded Debt of such
corporation existing immediately after it becomes a Restricted
Subsidiary.
	Section 5.7.	Limitation on Liens.  The Company will not, and
will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their
property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of
obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any
Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:
	(a)	Liens for property taxes and assessments or
governmental charges or levies and Liens securing claims or
demands of mechanics and materialmen, provided that payment
thereof is not at the time required by Section 5.3;
	(b)	Liens of or resulting from any litigation or legal
proceeding which are currently being contested in good faith by appropriate proceedings and for which the Company or the
relevant Restricted Subsidiary shall have set aside on its
books, reserves deemed by it to be adequate with respect
thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days of its entry;
	(c)	Liens incidental to the conduct of the Company's
business or the ownership of properties and assets
(including Liens in connection with worker's compensation,
unemployment insurance and other like laws, warehousemen's
and attorneys' liens and statutory landlords' liens) and
Liens to secure the performance of bids, tenders or trade
contracts, or to secure statutory obligations, surety or
appeal bonds or other Liens of like general nature incurred
in the ordinary course of business and not in connection
with the borrowing of money; provided in each case, the
obligation secured is not overdue or, if overdue, is being
contested in good faith by appropriate actions or
proceedings;
	(d)	minor survey exceptions or minor encumbrances,
easements, licenses or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or
zoning or other restrictions as to the use of real
properties, which are necessary for the conduct of the
activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations
engaged in similar activities and similarly situated and
which do not in any event materially impair their use in the operation of the business of the Company and its Restricted
Subsidiaries;
	(e)	Liens securing Indebtedness of a Restricted
Subsidiary to the Company or to another Restricted
Subsidiary;
	(f)	Leases on property owned by the Company or a
Restricted Subsidiary wherein the Company or such Restricted
Subsidiary is the lessor thereunder, provided that (i) the
Rentals payable under any lease are for fair rental value
and otherwise contain appropriate provisions to protect and
preserve the Company's or such Restricted Subsidiary's
interest in such property and (ii) any such lease will not
interfere with the ordinary course of business of the
Company or such Restricted Subsidiary;
	(g)	Liens existing as of the Closing Date and
reflected in Schedule II hereto;
	(h)	Liens created or incurred after the Closing Date
given pursuant to pollution control, industrial revenue or
other similar tax exempt financings of the Company to secure the payment of the purchase price incurred in connection
with the acquisition of fixed assets useful and intended to
be used in carrying on the business of the Company or its
Restricted Subsidiaries, provided that (i) the Liens shall
attach solely to the fixed assets acquired or purchased,
(ii) at the time of acquisition of such fixed assets, the
Indebtedness secured by Liens thereon shall not exceed the
total purchase price of such fixed assets, (iii) such
Indebtedness shall have been incurred within the applicable
limitations provided in section 5.6(a), and (iv) the aggregate principal amount of all Indebtedness secured by Liens
described in this clause (h) shall not at any time exceed an amount equal to 10% of Consolidated Total Assets;
	(i)	Liens created or incurred after the Closing Date
given to secure Indebtedness of the Company and its
Restricted Subsidiaries in addition to the Liens permitted
by the preceding clauses (a) through (h) hereof, provided
that all Indebtedness secured by such Liens shall have been
incurred within the limitations provided in section 5.6(a)(6);
	(j)	Liens created or incurred after the Closing Date
in addition to the Liens permitted by the preceding clauses
(a) through (i) hereof, provided that (i) the aggregate
principal amount of all Indebtedness secured by such Liens
shall not at any time exceed an amount equal to 10% of Total
Capitalization and (ii) all such Indebtedness shall have
been incurred within the applicable limitations provided in
section 5.6; and
	(k)	any extension, renewal or refunding of any Lien
permitted by the preceding clauses (e) through (j) hereof in respect of the same property theretofore subject to such
Lien in connection with the extension, renewal or refunding
of the Indebtedness secured thereby; provided that (i) such
extension, renewal or refunding of Indebtedness shall be
without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, and
(ii) such Lien shall attach solely to the same such
property.
	Section 5.8.	Mergers, Consolidations and Sales of Assets.
(a) The Company will not, and will not permit any Restricted
Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise
dispose of all or any substantial part (as defined in
paragraph (d) of this section 5.8) of the assets of the Company and its Restricted Subsidiaries (other than sales in the ordinary course of business or sales of properties sold pursuant to any
Condemnation); provided, however, that:
	(1)	any Restricted Subsidiary may merge or consolidate
with or into the Company or any Restricted Subsidiary so
long as in any merger or consolidation involving the
Company, the Company shall be the surviving or continuing
corporation;
	(2)	the Company may consolidate or merge with or into,
and may sell all or substantially all of its assets in a
single transaction to, any other corporation if (i) the
corporation which results from such consolidation, merger or sale (the "surviving entity") is organized under the laws of any state of the United States or the District of Columbia,
(ii) the due and punctual payment of the principal of and
premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and
observation of all of the covenants in the Notes and this
Agreement to be performed or observed by the Company are
expressly assumed in writing by the surviving entity and the surviving entity shall furnish to the holders of the Notes
an opinion of counsel reasonably satisfactory to such
holders to the effect that the instrument of assumption has
been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the
surviving entity enforceable in accordance with its terms,
except as enforcement of such terms may be limited by
bankruptcy, insolvency, reorganization, moratorium and
similar laws affecting the enforcement of creditors' rights
generally and by general equitable principles, and (iii) at
the time of such consolidation, merger or sale and
immediately after giving effect thereto, (A) no Default or
Event of Default would exist and (B) the surviving
corporation would be permitted by the provisions of
section 5.6(a)(3) to incur at least $1.00 of additional Funded
Debt;
	(3)	any Restricted Subsidiary may sell, lease or
otherwise dispose of all or any substantial part of its
assets to the Company or any Restricted Subsidiary.
	(b)	The Company will not permit any Restricted Subsidiary
to issue any shares of stock of any class (including as "stock"
for the purposes of this section 5.8, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted
Subsidiary to any Person other than the Company or a Restricted
Subsidiary, unless immediately after the consummation of such transaction and after giving effect thereto, such Restricted
Subsidiary shall remain a Restricted Subsidiary of the Company.
	(c)	The Company will not sell, transfer or otherwise
dispose of any shares of stock of any Restricted Subsidiary or any Indebtedness of any Restricted Subsidiary, and will not
permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted
Subsidiary, unless:
	(1)	the Board of Directors of the Company shall have
determined, as evidenced by a resolution thereof, that the
proposed sale, transfer or disposition of said shares of
stock and Indebtedness is in the best interests of the
Company;
	(2)	said shares of stock and Indebtedness are sold,
transferred or otherwise disposed of to a Person, for cash
or other property and on terms reasonably deemed by the
Board of Directors to be adequate and satisfactory;
	(3)	in the case of the sale, transfer, or disposition
of all shares of stock and Indebtedness of a Restricted
Subsidiary, such Restricted Subsidiary shall not have any
continuing investment in the Company or any other Restricted
Subsidiary not being simultaneously disposed of;
	(4)	in the case of the sale, transfer, or disposition
of less than all of the shares of stock of a Restricted
Subsidiary, immediately after the consummation of the
transaction and after giving effect thereto, such Restricted
Subsidiary shall remain a Restricted Subsidiary of the
Company; and
	(5)	such sale or other disposition does not involve a
substantial part (as hereinafter defined) of the
consolidated assets of the Company and its Restricted
Subsidiaries.
	(d)	As used in this section 5.8, a sale, lease or other
disposition of assets shall be deemed to be a "substantial part"
of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the
Company and its Restricted Subsidiaries (other than in the
ordinary course of business including without limitation property sold pursuant to any Condemnation) during the immediately
preceding 12 months, exceeds 10% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year, provided, however, that for purposes of the foregoing
calculation, there shall not be included the book value
attributable to assets the proceeds from the disposition of which were or are applied within 180 days of the date of sale of such assets to either (1) the acquisition of assets useful and
intended to be used in the operation of the business of the
Company and its Restricted Subsidiaries as described in section 5.5 and having a fair market value (as determined in good faith by the
Board of Directors of the Company) at least equal to the assets so disposed of, or (2) the prepayment at any applicable
prepayment premium, on a pro rata basis, of Funded Debt of the
Company, provided that in the event the assets which are the subject of any such sale or disposition are subject to the Lien of the Mortgage Indenture, such proceeds shall be applied first to the prepayment of the First Mortgage Bonds as and to the
extent required by the terms of the Mortgage Indenture.  It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove
provided shall be prepaid as and to the extent provided in section 2.2.
	Section 5.9.	Guaranties.  The Company will not, and will not
permit any Restricted Subsidiary to, become or be liable in
respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any
Restricted Subsidiary and otherwise permitted by the provisions of this Agreement.
	Section 5.10.	Repurchase of Notes. Neither the Company nor any
Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all
Holders at the same time and upon the same terms.  In case the
Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be canceled and no Notes shall be issued in substitution therefor.  Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the
Company, any Restricted Subsidiary or any Affiliate (or upon the agreement of Company, any Restricted Subsidiary or any Affiliate
to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this
Agreement relating to the taking by the Holders of any actions with respect hereto, including, without limitation, section 6.3, section 6.4 and section 7.1.
	Section 5.11.	Transactions with Affiliates.  Except for water
quality testing and analysis services performed for San Jose
Water Company, the Company will not, and will not permit any
Restricted Subsidiary to, enter into or be a party to any
transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an
Affiliate.
	Section 5.12.	Termination of Pension Plans.  The Company will
not and will not permit any Subsidiary to withdraw from any
Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of
Subtitle E of Title IV of ERISA) or the imposition of a Lien on any property of the Company or any Subsidiary pursuant to
Section 4068 of ERISA.
	Section 5.13.	Reports and Rights of Inspection.  The Company
will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such
Restricted Subsidiary, in accordance with GAAP consistently
applied (except for changes disclosed in the financial statements furnished to the Holders pursuant to this section 5.13 and concurred in by the independent public accountants referred to in section 5.13(b)
hereof), and will furnish to each Institutional Holder (in
duplicate if so specified below or otherwise requested):
	(a)	Quarterly Statements.  As soon as available and in
any event within 60 days after the end of each quarterly
fiscal period (except the last) of each fiscal year, copies
of:
	(1)	a consolidated balance sheet of the Company
and its Restricted Subsidiaries as of the close of such
quarterly fiscal period, setting forth in comparative
form the consolidated figures for the fiscal year then
most recently ended,
	(2)	a consolidated statement of income of the
Company and its Restricted Subsidiaries for such
quarterly fiscal period and for the portion of the
fiscal year ending with such quarterly fiscal period,
in each case setting forth in comparative form the
consolidated figures for the corresponding periods of
the preceding fiscal year, and
	(3)	a consolidated statement of cash flows of the
Company and its Restricted Subsidiaries for the portion
of the fiscal year ending with such quarterly fiscal
period, setting forth in comparative form the
consolidated figures for the corresponding period of
the preceding fiscal year,
all in reasonable detail and certified as complete and
correct by an authorized financial officer of the Company,
it being understood that the Company may satisfy its
obligations under this subparagraph (a) by delivering a copy of the Company's Quarterly Report to the SEC on Form 10-Q
for such fiscal quarter (or such successor form as may be
prescribed by the SEC);
	(b)	Annual Statements.  As soon as available and in
any event within 90 days after the close of each fiscal year of the Company, copies of:
	(1)	a consolidated balance sheet of the Company
and its Restricted Subsidiaries as of the close of such
fiscal year, and
	(2)	consolidated statements of income, common
shareholders' equity and cash flows of the Company and
its Restricted Subsidiaries for such fiscal year,
in each case setting forth in comparative form the
consolidated figures for the preceding fiscal year, all in
reasonable detail and accompanied by a report thereon of a
firm of independent public accountants of recognized
national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of
the Company and its Restricted Subsidiaries as of the end of
the fiscal year being reported on and the consolidated
results of the operations and cash flows for said year in
conformity with GAAP and that the examination of such
accountants in connection with such financial statements has been conducted in accordance with generally accepted
auditing standards and included such tests of the accounting records and such other auditing procedures as said
accountants deemed necessary in the circumstances, it being
understood that the Company may satisfy its obligations
under this subparagraph (b) by delivering a copy of the
Company's Annual Report to the SEC on Form 10-K for such
fiscal year (or such successor form as may be prescribed by
the SEC);
	(c)	Audit Reports.  Promptly upon receipt thereof, one
copy of each report submitted by independent public
accountants selected by the Company of interim examinations, if any, by such accountants of the financial statements of
the Company or any Restricted Subsidiary, and one copy of
any report as to material inadequacies in accounting
controls (including reports as to the absence of any such
inadequacies) submitted by such accountants in connection
with any audit of the Company or any Restricted Subsidiary;
	(d)	SEC and Other Reports.  Promptly upon their
becoming available, one copy of each financial statement,
report, notice or proxy statement sent by the Company to
stockholders generally and, within 15 Business Days of their filing with the SEC, copies of each regular or periodic
report, and any registration statement or prospectus so
filed by the Company or any Subsidiary;
	(e)	ERISA Reports.  Promptly upon the occurrence
thereof, written notice of (i) a Reportable Event with
respect to any Plan; (ii) the institution of any steps by
the Company, any ERISA Affiliate, the PBGC or any other
person to terminate any Plan; (iii) the institution of any
steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within
the meaning of Section 406 of ERISA in connection with any
Plan; (v) any material increase in the contingent liability
of the Company or any Restricted Subsidiary with respect to
any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any
action by, the Internal Revenue Service, the Department of
Labor or the PBGC with respect to any of the foregoing;
	(f)	Officer's Certificates.  Within the periods
provided in paragraphs (a) and (b) above, a certificate of
an authorized financial officer of the Company stating that
such officer has reviewed the provisions of this Agreement
and setting forth:  (i) the information and computations (in sufficient detail) required in order to establish whether
the Company was in compliance with the requirements of section 5.6 through section 5.12 at the end of the period covered by the financial statements then being furnished, and (ii) whether
there existed as of the date of such financial statements
and whether, to the best of such officer's knowledge, there
exists on the date of the certificate or existed at any time during the period covered by such financial statements any
Default or Event of Default and, if any such condition or
event exists on the date of the certificate, specifying the
nature and period of existence thereof and the action the
Company is taking and proposes to take with respect thereto;
	(g)	Accountant's Certificates.  Within the period
provided in paragraph (b) above, a certificate of the
accountants who render an opinion with respect to such
financial statements, stating that they have reviewed this
Agreement and stating further whether, in making their
audit, such accountants have become aware of any Default or
Event of Default under any of the terms or provisions of
this Agreement insofar as any such terms or provisions
pertain to or involve accounting matters or determinations,
and if any such condition or event then exists, specifying
the nature and period of existence thereof; and
	(h)	Requested Information.  With reasonable
promptness, such other data and information as such
Institutional Holder may reasonably request.
Without limiting the foregoing, the Company will permit each
Institutional Holder (or such Persons as such Institutional
Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted
Subsidiary, to examine all of their books of account, records, reports and other papers, and to discuss their respective
affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this
provision the Company authorizes said accountants to discuss with any Institutional Holder the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times, with reasonable prior notice, and as often as may be reasonably requested.  The Company shall not be required to pay or reimburse any Holder for expenses which such Holder may incur in connection with any such visitation or inspection, except that if such
visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the
Company agrees to reimburse such Holder for all such expenses promptly upon demand.
	Section 5.14.	Note Exchange Upon Issuance of First Mortgage
Bonds.  (a)  In the event that the Company shall, issue
additional First Mortgage Bonds under and pursuant to the
Mortgage Indenture, then the Company shall, concurrently with the issuance of such additional First Mortgage Bonds, exchange all of the outstanding Notes for First Mortgage Bonds of a new series
(the "Exchange Bonds").  The Exchange Bonds shall be issued under and secured by the Mortgage Indenture, shall rank pari passu with all other First Mortgage Bonds issued and outstanding under the
Mortgage Indenture, shall be dated the last date to which
interest has been paid on the Notes, shall bear interest at the rate of 7.28% per annum, payable semiannually on the first day of
May and November in each year (commencing on the first of such dates following the exchange), until the entire principal is paid, shall mature on November 1, 2025, shall have required and optional prepayment provisions and provisions relating to amounts payable upon acceleration of maturity identical to those
applicable to the Notes and shall otherwise be in the form
required by the Mortgage Indenture.
	(b)	The Company covenants and agrees to take all actions
necessary for the due authorization, execution and delivery of such Exchange Bonds including, without limitation, (i) the filing of applications with the Commission in order to obtain the
requisite approvals, authorizations and orders necessary for the issuance of the Exchange Bonds, (ii) compliance with all
requirements of the Mortgage Indenture, (iii) the taking of all other actions the holders of the Notes may reasonable request in connection with the delivery of the Exchange Bonds, including the delivery of legal opinions and an exchange agreement between the
Company and the Holders in form and substance reasonably
satisfactory to the Holders of 66-2/3% of the Notes then
outstanding.
SECTION 6.	EVENTS OF DEFAULT AND REMEDIES THEREFOR.
	Section 6.1.	Events of Default.  Any one or more of the
following shall constitute an "Event of Default" as such term is used herein:
	(a)	Default shall occur in the payment of interest on
any Note when the same shall have become due and such
default shall continue for more than five Business Days; or
	(b)	Default shall occur in the payment of the
principal of any Note or premium, if any, thereon at the
expressed or any accelerated maturity date or at any date
fixed for prepayment; or
	(c)	Default shall be made in the payment when due
(whether by lapse of time, by declaration, by call for
redemption or otherwise) of the principal of or interest on
any Funded Debt or Current Debt (other than the Notes) of
the Company or any Restricted Subsidiary aggregating in
excess of $5,000,000 in principal amount outstanding and
such default shall continue beyond the period of grace, if
any, allowed with respect thereto; or
	(d)	Default or the happening of any event shall occur
under any indenture (including, without limitation, the
Mortgage Indenture), agreement or other instrument under
which any Funded Debt or Current Debt (other than the Notes)
of the Company or any Restricted Subsidiary aggregating in
excess of $5,000,000 in principal amount outstanding may be
issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the
maturity of any Funded Debt or Current Debt of the Company
or any Restricted Subsidiary outstanding thereunder; or
	(e)	Default shall occur in the observance or
performance of any covenant or agreement contained in section 5.6 through section 5.8, section 5.11 or section 5.14; or
	(f)	Default shall occur in the observance or
performance of any other provision of this Agreement which
is not remedied within 30 days after the earlier of (i) the
day on which the Company first obtains knowledge of such
default, or (ii) the day on which written notice thereof is
given to the Company by any Holder; or
	(g)	Any representation or warranty made by the Company
herein, or made by the Company in any statement or
certificate furnished by the Company in connection with the
consummation of the issuance and delivery of the Notes or
furnished by the Company pursuant hereto, is untrue in any
material respect as of the date of the issuance or making
thereof; or
	(h)	Final judgment or judgments for the payment of
money aggregating in excess of $5,000,000 (net of
(i) insurance proceeds to the extent the insurer has
acknowledged liability with respect thereto or which
insurer's liability is being contested in good faith by
appropriate proceedings by the Company or the relevant
Restricted Subsidiary and (ii) reserves established by the
Company or the relevant Restricted Subsidiary on its books
with respect to such judgment) is or are outstanding against the Company or any Restricted Subsidiary or against any
property or assets of either and any one of such judgments
has remained unpaid, unvacated, unbonded or unstayed by
appeal or otherwise for a period of 45 days from the date of its entry; or
	(i)	A custodian, liquidator, trustee or receiver is
appointed for the Company or any Material Restricted
Subsidiary or for the major part of the property of either
and is not discharged within 60 days after such appointment;
or
	(j)	The Company or any Material Restricted Subsidiary
becomes insolvent or bankrupt, is generally not paying its
debts as they become due or makes an assignment for the
benefit of creditors, or the Company or any Material
Restricted Subsidiary applies for or consents to the
appointment of a custodian, liquidator, trustee or receiver
for the Company or such Material Restricted Subsidiary or
for the major part of the property of either; or
	(k)	Bankruptcy, reorganization, arrangement or
insolvency proceedings, or other proceedings for relief
under any bankruptcy or similar law or laws for the relief
of debtors, are instituted by or against the Company or any
Material Restricted Subsidiary and, if instituted against
the Company or any Material Restricted Subsidiary, are
consented to or are not dismissed within 60 days after such
institution.
	Section 6.2.	Notice to Holders.  When any Event of Default
described in the foregoing section 6.1 has occurred, or if any Holder or the holder of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three Business Days of such event to all Holders.
	Section 6.3.	Acceleration of Maturities.  When any Event of
Default described in paragraph (a) or (b) of section 6.1 has happened and is continuing, any Holder may, and when any Event of Default described in paragraphs (c) through (h), inclusive, of said section 6.1 has happened and is continuing, any Holder or Holders holding more than 50% of the principal amount of Notes at the time
outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all
Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  When any Event of Default described in paragraphs (i), (j) or (k) of section 6.1 has occurred, then all outstanding Notes shall immediately become due and
payable without presentment, demand or notice of any kind.  Upon the Notes becoming due and payable as a result of any Event of
Default as aforesaid, the Company will forthwith pay to the
Holders, the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby
(and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and
payable.  No course of dealing on the part of the Holder or
Holders nor any delay or failure on the part of any Holder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies.
The Company further agrees, to the extent permitted by law, to pay to the Holder or Holders all reasonable costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such
Holder's or Holders' attorneys for all services rendered in
connection therewith.
	Section 6.4.	Rescission of Acceleration.  The provisions of
section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been
declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (j), inclusive, of section 6.1, the Holders holding more than 50% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:
	(a)	no judgment or decree has been entered for the
payment of any monies due pursuant to the Notes or this
Agreement;
	(b)	all arrears of interest upon all the Notes and all
other sums payable under the Notes and under this Agreement
(except any principal, interest or premium on the Notes
which has become due and payable solely by reason of such
declaration under section 6.3) shall have been duly paid; and
	(c)	each and every other Default and Event of Default
shall have been made good, cured or waived pursuant to section 7.1;
and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.
SECTION 7.	AMENDMENTS, WAIVERS AND CONSENTS.
	Section 7.1.	Consent Required.  Any term, covenant, agreement
or condition of this Agreement may, with the consent of the
Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the Holders holding more than 50% in aggregate
principal amount of outstanding Notes; provided, however, that without the written consent of all of the Holders, no such
amendment or waiver shall be effective (i) which will change the time of payment (including any modifications regarding required prepayments as provided in section 2.1) of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or
(iii) which will change the percentage of Holders required to consent to any such amendment or waiver of any of the provisions of section 6 or this section 7.
	Section 7.2.	Solicitation of Holders.  So long as there are
any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each Holder (irrespective of the amount of Notes then owned by
it) shall be informed thereof by the Company and shall be
afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto.  The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional
interest, fee or otherwise, to any Holder as consideration for or as an inducement to entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to all Holders.
	Section 7.3.	Effect of Amendment or Waiver.  Any such
amendment or waiver shall apply equally to all of the Holders and shall be binding upon them, upon each future Holder and upon the
Company, whether or not any Note shall have been marked to
indicate such amendment or waiver.  No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.
 .
	Section 8.1.	Definitions.  Unless the context otherwise
requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:
"Affiliate" shall mean any Person (other than a Restricted
Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds
5% or more of any class of the Voting Stock of the Company or
(iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a
Subsidiary.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the
ownership of Voting Stock, by contract or otherwise.
"Agreement" shall mean this Note Agreement.
"Business Day" shall mean any day other than a Saturday,
Sunday or other day on which banks in San Francisco, California or Chicago, Illinois are required by law to close or are
customarily closed.
"Capitalized Lease" shall mean any lease the obligation for
Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.
"Capitalized Rentals" of any Person shall mean as of the
date of any determination thereof the amount at which the
aggregate Rentals due and to become due under all Capitalized
Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.
"Code" shall mean the Internal Revenue Code of 1986, as
amended.
"Company" shall mean California Water Service Company, a
California corporation, and any Person who succeeds to all, or substantially all, of the assets and business of California Water
Service Company.
"Commission" shall have the meaning set forth in
section 4.1(a)(iii).
"Condemnation" with respect to any property shall have
occurred if all or any portion of such property shall have been condemned or taken for any public or quasi-public use under any governmental law, order, or regulation or by right of eminent domain or sold to a municipality or other public body or agency or any other entity having the power of eminent domain or the right to purchase or order the sale of such property (a
"Condemning Authority"), or any third-party designated by any such Condemning Authority, under threat of condemnation.
"Consolidated Funded Debt" shall mean all Funded Debt of the
Company and its Restricted Subsidiaries, determined on a
consolidated basis eliminating intercompany items.
"Consolidated Net Income" for any period shall mean the
gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after
eliminating earnings or losses attributable to outstanding
Minority Interests, but excluding in any event:
	(a)	any gains or losses on the sale or other
disposition of Investments or fixed or capital assets, and
any taxes on such excluded gains and any tax deductions or
credits on account of any such excluded losses;
	(b)	the proceeds of any life insurance policy;
	(c)	net earnings and losses of any Restricted
Subsidiary accrued prior to the date it became a Restricted
Subsidiary;
	(d)	net earnings and losses of any corporation (other
than a Restricted Subsidiary), substantially all the assets
of which have been acquired in any manner by the Company or
any Restricted Subsidiary, realized by such corporation
prior to the date of such acquisition;
	(e)	net earnings and losses of any corporation (other
than a Restricted Subsidiary) with which the Company or a
Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted
Subsidiary prior to the date of such consolidation or
merger;
	(f)	net earnings of any business entity (other than a
Restricted Subsidiary) in which the Company or any
Restricted Subsidiary has an ownership interest unless such
net earnings shall have actually been received by the
Company or such Restricted Subsidiary in the form of cash
distributions;
	(g)	any portion of the net earnings of any Restricted
Subsidiary which for any reason is unavailable for payment
of dividends to the Company or any other Restricted
Subsidiary;
	(h)	earnings resulting from any reappraisal,
revaluation or write-up of assets;
	(i)	any deferred or other credit representing any
excess of the equity in any Subsidiary at the date of
acquisition thereof over the amount invested in such
Subsidiary;
	(j)	any gain arising from the acquisition of any
Securities of the Company or any Restricted Subsidiary;
	(k)	any reversal of any contingency reserve, except to
the extent that provision for such contingency reserve shall have been made from income arising during such period; and
	(l)	any other extraordinary, or nonrecurring gain or
loss.
"Consolidated Net Worth" shall mean, as of the date of any
determination thereof the amount of the capital stock accounts
(net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus in retained earnings of the Company and its
Restricted Subsidiaries as determined on a consolidated basis in accordance with GAAP.
"Consolidated Total Assets" shall mean, as the date of any
determination thereof, total assets of the Company and its
Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.
"Consolidated Total Capitalization" shall mean the sum of
(i) Consolidated Funded Debt, and (ii) Consolidated Net Worth.
"Current Debt" of any Person shall mean as of the date of
any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and
(ii) Guaranties by such Person of Current Debt of others.
"Default" shall mean any event or condition the occurrence
of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.
"ERISA" shall mean the Employee Retirement Income Security
Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.  References to sections of ERISA shall be construed to also refer to any successor sections.
"ERISA Affiliate" shall mean any corporation, trade or
business that is, along with the Company, a member of a
controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c),
respectively, of the Code or Section 4001 of ERISA.
"Event of Default" shall have the meaning set forth in section 6.1.
"First Mortgage Bonds" shall mean and include all secured
mortgage bonds issued by the Company under and pursuant to the
Mortgage Indenture.
"Funded Debt" of any Person shall mean (i) all Indebtedness
of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.
"GAAP" shall mean generally accepted accounting principles
at the time in the United States.
"Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of
negotiable instruments for deposit or collection) of such Person guaranteeing, or otherwise creating contingent liability with respect to, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether
directly or indirectly, including, without limitation, all
obligations incurred through an agreement, contingent or
otherwise, by such Person:  (i) to purchase such Indebtedness or obligation or any property or assets constituting security
therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain
working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or
obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary
obligor against loss in respect thereof.  Notwithstanding the foregoing, the Company's obligations in respect of long term water supply contracts shall not be treated as Guaranties under this Agreement.  For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other
obligation or liability or any dividend shall be deemed to be
Indebtedness equal to the maximum aggregate amount of such
obligation, liability or dividend.
"Holder" shall mean any Person which is, at the time of
reference, the registered Holder of any Note.
"Indebtedness" of any Person shall mean and include all
obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets,
(ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property
acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of
obligations of others of the character referred to in this
definition.  Notwithstanding the foregoing, the term
"Indebtedness" as it relates to the Company shall not include obligations of the Company with respect to advances for
construction from third parties.
"Institutional Holder" shall mean any Holder which is a
Purchaser or an insurance company, bank, savings and loan
association, trust company, investment company, charitable
foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution and, for purposes of the direct payment provisions of this Agreement, shall include any nominee of any such Holder.
"Interest Charges" of any Person for any period shall mean
all interest and all amortization of debt discount and expense on any particular Indebtedness of such Person for which such
calculations are being made.  Computations of Interest Charges on a pro forma basis for (a) Indebtedness having a variable interest rate, (b) Indebtedness bearing interest at different fixed rates,
(c) Indebtedness with respect to which interest has not begun to accrue as of the date of any determination of Interest Charges or
(d) Indebtedness with respect to which interest shall not become payable until a specified date which is more than one year after the date of any such determination, shall, in all such cases, be calculated at the rate equal to the greater of (i) the rate in effect on the date of any determination and (ii)  the average interest rate payable on all Funded Debt of such Person during the three-month period immediately preceding the date of any determination.
"Lien" shall mean any interest in property securing an
obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-
way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back
agreements and all similar arrangements) affecting property of such Person.  For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement, in any such case, pursuant to which title to the property has been
retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.
"Make-Whole Amount" shall mean in connection with any
prepayment or acceleration of the Notes the excess, if any, of
(i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of
interest (exclusive of interest accrued to the date of
prepayment) that would have been payable in respect of such
dollar if such prepayment had not been made, determined by
discounting such amounts at the Reinvestment Rate from the
respective dates on which they would have been payable, over
(ii) 100% of the principal amount of the outstanding Notes being prepaid.  If the Reinvestment Rate is equal to or higher than
7.28%, the Make-Whole Amount shall be zero.  For purposes of any determination of the Make-Whole Amount:
"Reinvestment Rate" shall mean 0.50%, plus the
arithmetic mean of the yields for the two columns under the
heading "Week Ending" published in the Statistical Release
under the caption "Treasury Constant Maturities" for the
maturity (rounded to the nearest month) corresponding to the
Remaining Life to Maturity of the principal being prepaid.
If no maturity exactly corresponds to such Remaining Life to
Maturity, yields for the published maturity next longer than the Remaining Life to Maturity and for the published
maturity next shorter than the Remaining Life to Maturity
shall be calculated pursuant to the immediately preceding
sentence and the Reinvestment Rate shall be interpolated
from such yields on a straight-line basis, rounding in each
of such relevant periods to the nearest month.  For the
purposes of calculating the Reinvestment Rate, the most
recent Statistical Release published prior to the date of
determination of the Make-Whole Amount shall be used.
"Statistical Release" shall mean the then most recently
published statistical release designated "H.15(519)" or any
successor publication which is published weekly by the
Federal Reserve System and which establishes yields on
actively traded U.S. Government Securities adjusted to
constant maturities or, if such statistical release is not
published at the time of any determination hereunder, then
such other reasonably comparable index which shall be
designated by the Holders holding 66-2/3% in aggregate
principal amount of the outstanding Notes, subject to
approval of the Company which approval will not be
unreasonably withheld.
"Remaining Life to Maturity" of the principal amount of
the Notes being prepaid shall mean, as of the time of any
determination thereof, the number of years (calculated to
the nearest one-twelfth) which will elapse between the date
of determination and the final maturity of the Notes being
prepaid.
"Material Condemnation" shall mean any Condemnation of any
property of the Company or a Restricted Subsidiary pursuant to which a condemnation award in excess of $100,000 shall have been received by the Company.
"Material Restricted Subsidiary" shall mean any Restricted
Subsidiary if:
	(a)	the aggregate sum of all assets (valued at the
greater of book or fair market value) of such Restricted
Subsidiary, when combined with the assets of all other
Restricted Subsidiaries to which subclauses (i), (j) or (k)
of section 6.1 hereof would have applied, if not for the fact that such Restricted Subsidiaries did not constitute Material
Restricted Subsidiaries during the twelve-month period
immediately preceding the date of such determination,
exceeds 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal year; or
	(b)	the portion of Consolidated Net Income which was
contributed by such Restricted Subsidiary during the
immediately preceding fiscal year, when combined with the
portions of Consolidated Net Income so contributed by all
other Restricted Subsidiaries to which subclauses (i), (j)
or (k) of section 6.1 hereof would have applied, if not for the fact that such Restricted Subsidiaries did not constitute
Material Restricted Subsidiaries during the twelve-month
period immediately preceding the date of such determination, exceeds 5% of Consolidated Net Income.
"Memorandum" shall mean the Private Placement Memorandum
dated June, 1995 prepared by BA Securities, Inc. in connection with the offering of the Notes.
"Minority Interests" shall mean any shares of stock of any
class of a Restricted Subsidiary (other than directors'
qualifying shares as required by law) that are not owned by the
Company and/or one or more of its Restricted Subsidiaries.
Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto
adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.
"Mortgage Indenture" shall mean the Company's Mortgage of
Chattels and Trust Indenture, dated April 1 1928, as such Trust
Indenture may be amended, supplemented or modified from time to time.
"Multiemployer Plan" shall have the same meaning as in
ERISA.
"Net Income Available for Interest Charges" for any period
shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated
Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Company and its Restricted Subsidiaries in a manner consistent with GAAP during such period and
(iii) Interest Charges of the Company and its Restricted
Subsidiaries during such period.
"PBGC" means the Pension Benefit Guaranty Corporation and
any entity succeeding to any or all of its functions under ERISA.
"Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.
"Plan" means a "pension plan," as such term is defined in
ERISA, established or maintained by the Company or any ERISA
Affiliate or as to which the Company or any ERISA Affiliate
contributed or is a member or otherwise may have any liability.
"Pro Forma Interest Charges" for any period shall mean, as
of the date of any determination thereof, the maximum aggregate amount of Interest Charges which would have become payable by the
Company and its Restricted Subsidiaries in such period determined on a pro forma basis giving effect as of the beginning of such period to the incurrence of any Funded Debt thereof (including
Capitalized Rentals) and the concurrent retirement of outstanding
Funded Debt or Current Debt or termination of any Capitalized
Leases thereof.
"Purchasers" shall have the meaning set forth in section 1.1.
"Rentals" shall mean and include as of the date of any
determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be
exclusive of any amounts required to be paid by the Company or a
Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.  Fixed rents under any so-called
"percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee
regardless of sales volume or gross revenues.
"Reportable Event" shall have the same meaning as in ERISA.
"Restricted Subsidiary" shall mean any Subsidiary (i) which
is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States;
(iii) of which at least 80% (by number of votes) of the Voting
Stock is beneficially owned, directly or indirectly, by the
Company and/or one or more Restricted Subsidiaries; and
(iv) which is hereafter designated by the Board of Directors of the Company, or any Director or committee of Directors duly
designated by such Board of Directors, to be included in the definition of Restricted Subsidiary for all purposes of this
Agreement, provided that, at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred hereunder.
"SEC" shall mean the Securities and Exchange Commission or
any successor agency.
"Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation.  The term "Subsidiary"
shall mean a subsidiary of the Company.
"Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.
"Voting Stock" shall mean Securities of any class or
classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
"Wholly-owned" when used in connection with any Subsidiary
shall mean a Subsidiary of which all of the issued and
outstanding shares of stock (except shares required as directors'
qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned
Subsidiaries.
	Section 8.2.	Accounting Principles.  Where the character or
amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other
accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are
inconsistent with the requirements of this Agreement.
	Section 8.3.	Directly or Indirectly.  Where any provision in
this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
SECTION 9.	MISCELLANEOUS.
	Section 9.1.	Registered Notes.  The Company shall cause to be
kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be
registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.
At any time and from time to time any Holder of a Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the
Company duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly
authorized in writing.
The Person in whose name any registered Note shall be
registered shall be deemed and treated as the owner and holder thereof and a Holder for all purposes of this Agreement.  Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Holder.
	Section 9.2.	Exchange of Notes.  At any time and from time to
time, upon not less than ten days' notice to that effect given by the Holder of any Note initially delivered or of any Note
substituted therefor pursuant to section 9.1, this section 9.2 or section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Holder, except as set forth below, a Note for the same aggregate
principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $250,000 or any amount in excess thereof as such Holder shall specify, dated as of the date to which interest has been paid on the Note so
surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Holder, and otherwise of the same form and tenor as the
Notes so surrendered for exchange.  The Company may require the payment of a sum sufficient to cover any stamp tax or
governmental charge imposed upon such exchange or transfer.
	Section 9.3.	Loss, Theft, Etc. of Notes.  Upon receipt of
evidence satisfactory to the Company of the loss, theft,
mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of
indemnity in such form and amount as shall be reasonably
satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Holder thereof, a new
Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note.  If an Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new
Note other than the written agreement of such owner to indemnify the Company.
	Section 9.4.	Expenses, Stamp Tax Indemnity.  Whether or not
the transactions herein contemplated shall be consummated, the
Company agrees to pay directly all of the Purchasers' out-of-
pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby (including all expenses relating to any exchange of the
Notes for First Mortgage Bonds as contemplated by section 5.14 hereof), including but not limited to the reasonable charges and disbursements of Chapman and Cutler, special counsel to the
Purchasers, duplicating and printing costs and charges for
shipping the Notes, adequately insured to each Purchaser's home office or at such other place as such Purchaser may designate, and all such expenses of the Holders relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents
resulting from any work-out, renegotiation or restructuring
relating to the performance by the Company of its obligations under this Agreement and the Notes.  The Company also agrees that it will pay and save each Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in
connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding.  The
Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the original issuance of the Notes as contemplated by this
Agreement.
	.  No delay or failure on the part of any Holder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of each Holder are cumulative to, and are not exclusive of, any rights or remedies any such Holder would otherwise have.
	Section 9.6.	Notices.  All communications provided for
hereunder shall be in writing and, if to a Holder, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to such Holder at its address appearing beneath its signature at the foot of this Agreement or such other address as any Holder may designate to the Company in writing, and if to the Company,
delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at the address beneath its signature at the foot of this Agreement or to such other address as the Company may in writing designate to the
Holders; provided, however, that a notice to a Holder by
overnight air courier shall only be effective if delivered to such Holder at a street address designated for such purpose in accordance with this section 9.6, and a notice to such Holder by facsimile communication shall only be effective if made by
confirmed transmission to such Holder at a telephone number
designated for such purpose in accordance with this section 9.6 and promptly followed by the delivery of such notice by registered or certified mail or overnight air courier, as set forth above.
	Section 9.7.	Successors and Assigns.  This Agreement shall be
binding upon the Company and its successors and assigns and shall inure to the benefit of each Purchaser and its successor and assigns, including each successive Holder.
	Section 9.8.	Survival of Covenants and Representations.  All
covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.
	Section 9.9.	Severability.  Should any part of this Agreement
for any reason be declared invalid or unenforceable, such
decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the
invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement
without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or
unenforceable.
	Section 9.10.	Governing Law.  This Agreement and the Notes
issued and sold hereunder shall be governed by and construed in accordance with California law.
	Section 9.11.	Captions.  The descriptive headings of the
various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CALIFORNIA WATER SERVICE COMPANY



By	 /s/ DONALD L. HOUCK
	Its President and Chief Executive Officer



CALIFORNIA WATER SERVICE COMPANY
1720 North First Street
San Jose, California  95112
Attention:  Chief Financial Officer
Telefacsimile:  (408) 437-9185
Confirmation:  (408) 451-8200

                                                        PRINCIPAL AMOUNT
NAMES OF PURCHASERS                                    	  OF NOTES TO BE
                                                               PURCHASED

Nationwide Life Insurance Company                            $10,000,000

American United Life Insurance Company                       $ 5,000,000
                                                             $ 5,000,000
                                                           _____________

Total                                                        $20,000,000




LIENS SECURING FUNDED DEBT
(INCLUDING CAPITALIZED LEASES)
AS OF THE CLOSING DATE
Funded Debt of the Company, consisting of various of series of First Mortgage Bonds issued under terms of the Trust Indenture dated April 1, 1928 and its supplemental indentures, is secured by substantially all of the Company's utility plant. As of the Closing Date, an aggregate of $128,943,500 is outstanding under the First Mortgage Bonds as represented by series J, K, L, P, S, BB, CC, DD, EE, FF and GG. As of June 30, 1995 gross utility plant was $570,995,000.



SCHEDULE II
(TO NOTE AGREEMENT)

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (1) IN A TRANSACTION REGISTERED UNDER SAID ACT OR (2) IF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.
CALIFORNIA WATER SERVICE COMPANY

7.28% Series A Senior Note
Due November 1, 2025

PPN: 130789 K@8
No. 	_________, 19__
$
California Water Service Company, a California corporation
(the "Company"), for value received, hereby promises to pay to or registered assigns
on the first day of November, 2025
the principal amount of


	DOLLARS ($____________)
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.28% per annum from the date hereof until maturity, payable semiannually on the first day of each May and November in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.28% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in San Jose, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.
This Note is one of the 7.28% Series A Senior Notes due
November 1, 2025 (the "Notes") of the Company in the aggregate principal amount of $20,000,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of August 15, 1995 (the "Note Agreement"), entered into by the Company with the original Purchasers therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.
This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.
The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.
This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

CALIFORNIA WATER SERVICE COMPANY



By
	Its


REPRESENTATIONS AND WARRANTIES
The Company represents and warrants to each Purchaser that:
	1.	Corporate Organization, Subsidiaries.  The Company is
duly organized and existing and in good standing under and by virtue of the laws of the State of California and is duly
authorized and empowered to own and operate its properties and to carry on its business, all as and in the places where such
properties are now owned and operated and such business is
conducted.  The Company has no Subsidiaries.
	2.	Corporate Authority.  The Company has full corporate
power and corporate authority to sell and issue the Notes. The issuance and sale of the Notes and the execution and delivery of the Agreement will have been duly authorized by the Board of
Directors of the Company and by the Public Utilities Commission
of the State of California (the "Commission") prior to the
Closing Date, and no other action is required to be taken by, and no consents or approvals are required to be obtained from, the shareholders of the Company or any public body or bodies, and no other corporate action of the Company is requisite to such issue and sale.
	3.	Business and Property.  Each Purchaser has heretofore
been furnished with a copy of the Private Placement Memorandum dated June, 1995 (the "Memorandum") prepared by BA Securities,
Inc. which generally sets forth the principal properties of the
Company and the business conducted and proposed to be conducted by the Company.
	4.	Indebtedness.  Annex A attached hereto correctly
describes all Current Debt, Funded Debt and Capitalized Leases of
the Company outstanding on June 30, 1995.
	5.	Financial Statements and Reports.  The Company has
furnished each Purchaser with a copy of its Annual Reports for
1990, 1991, 1992, 1993 and 1994 hereinafter called the "Annual Reports," and copies of its Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31,
1994, together with all reports or documents required to be filed by the Company pursuant to Sections 13(a) or 15(d) of the
Securities Exchange Act of 1934, as amended, since the filing of such Form 10-K, including a copy of its Form 10-Q for the
quarterly period ended June 30, 1995. The financial statements contained in the Annual Report on Form 10-K, on Form 10-Q and
such other reports and documents were prepared in accordance with generally accepted accounting principles upon a consistent basis and are complete and correct and the Balance Sheets included therein fairly present the financial condition of the Company as at the respective dates thereof and the Statements of Income,
Common Shareholders' Equity and Cash Flows included therein
fairly present the results of the operations of the Company for the periods covered thereby, subject in the case of unaudited statements to normal year-end adjustments.
	6.	Material Contracts.  The Company has no contracts or
commitments, whether contingent or other, which are material to the Company and which were not made in the ordinary course of business. Certain material contracts related to water supply are listed in Annex B hereto. The Company has no contracts or commitments, contingent or other, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other.
As at December 31, 1994, there were no material liabilities of the Company (other than those under contracts entered into in the normal and ordinary course of business), actual, contingent or accrued, which were not reflected in the Annual Reports except for (i) liability in respect of uncompleted construction work under open contracts in connection with the Company's
construction program and (ii) the obligations of the Company to contribute to a pension plan, an employees' savings plan and a health and welfare plan.
	7.	No Material Adverse Change.  (a) There has been no
change in the condition of the Company, financial or other, from that set forth or reflected in the 1994 Annual Report, other than changes which may have occurred in the ordinary course of business or by reason of ordinary dividends paid or declared or outstanding First Mortgage Bonds redeemed by the Company in accordance with their terms, and no such changes in the ordinary course of business have been material adverse changes.
	(b)	Since December 31, 1994, neither the business,
operations, properties nor assets of the Company have been
adversely affected in any material way by any casualties such as fire, windstorm, riot, strike, explosion, accident, flood,
earthquake, lockout, sabotage, activities of armed forces, act of
God or the public enemy or condemnation of properties by the
United States government or any municipal governmental agency, authority or body.
	8.	Title to Properties.  The Company is engaged in the
business of a public utility water company serving all or a
portion of the California cities and communities listed in the
1994 Annual Report. The Company has good and merchantable title, subject only to the lien of the Mortgage Indenture and to current tax and assessment liens, rights-of-way, easements and certain minor liens, encumbrances, clouds or defects in title which do not materially affect the use thereof, to all the material water distribution facilities (including, without limitation, transmission and distribution mains, pump stations, wells,
storage tanks and reservoirs) and other material units of
property used in its business except as follows:
	(a)	most of the offices, except its principal office,
are in leased premises and some wells, well sites and other
minor distribution facilities are rented; and
	(b)	several wells are located on property which the
Company does not own but in which it has an easement for the location of such wells;
and except as to easements and rights-of-way and certain parcels of land (not exceeding for said parcels of land an aggregate book value of $250,000) with respect to which there is a possibility of reverter if the property ceases to be used for public utility purposes, and, except that the greater portion of its transmission and distribution systems is located in public
highways and streets and in rights-of-way owned by the Company over lands of others, the Company's title thereto is fee simple.
Except for parcels of land having an aggregate book value of not more than $250,000, the Company has good and merchantable title to all its other property and assets subject only to the lien of the Mortgage Indenture and to current tax and assessment liens and minor liens and encumbrances which do not materially affect the use thereof.  All of the properties of the Company are
located in the State of California and substantially all of the properties of the Company used or useful in its public utility business are subject to the Mortgage Indenture.
	9.	Franchises.  The Company has, in its judgment, adequate
franchises and permits without burdensome restrictions (other than those typically contained in franchises and permits of this type) to allow the Company to conduct the business in which it is engaged.
The Company has two classes of franchises to install and
operate water pipes and mains under public streets and highways:
	(a)	 so-called "constitutional" franchises obtained by
virtue of the provisions of Article XI, Section 19, of the
California Constitution, as in effect prior to 1911; and
	(b)	franchises granted pursuant to statutory
authority.
The Company believes, based on the advice of counsel (which
is itself based upon the assumption of the accuracy of
information obtained by the Company from sources believed to be reliable that the following cities served by the Company were all incorporated prior to 1911:
Bakersfield,	Marysville,	South San Francisco
Chico,	Oroville,	Stockton
Dixon,	Redondo Beach,	Visalia
Hermosa Beach,	Salinas,	Willows
King City,	San Mateo
Livermore,	Selma
that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911), that the Company has a "constitutional" franchise in each of the above cities and under such constitutional
franchise has a perpetual right which was not repealed by the repeal of Article XI, Section 19, of the California Constitution
to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities. The Company also believes, based on the advice of counsel, that this right is not limited to streets in which pipes or mains were laid prior to
1911 but extends at least to all streets in the said
municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such
repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon.  The
Company holds either by assignment or as original grantee
franchises granted under statutory authority by the Counties of
Kern, Los Angeles, San Joaquin, Santa Clara and Monterey, the
Cities of Montebello, Torrance, Cupertino, Sunnyvale, Los Altos, Mountain View, Bakersfield, Commerce, San Carlos, Rolling Hills
Estates and Thousand Oaks, and the Towns of Los Altos Hills and Atherton. Following incorporation of the City of Rancho Palos
Verdes in 1973, the Company made franchise payments to the City and the City accepted the same as successor in interest to the grantor's rights under the Company's former franchise from the
County of Los Angeles; the City has agreed that the Company may exercise its rights in the City under its current County franchise until the expiration of that franchise in 2012. The Company's franchises from the Cities of Palos Verdes Estates,
Menlo Park and Woodside terminated in 1977, 1993 and 1994, respectively. While none of the Cities and the Company have executed a new franchise agreement, the Company has made and will continue to make franchise payments to each of the Cities in accordance with the provisions of the prior franchise.  In other areas where the Company has no franchise, the Company or its predecessors have distributed water for many years and, to the Company's knowledge, no question has ever been raised as to the right to make such distribution and to maintain all pipes and mains necessary therefor.
	10.	Condition of Assets.  The physical assets of the
Company are in sound operating condition, there are no material arrears in the maintenance of any such physical assets and the
Company believes that its sources of water are adequate to meet its requirements for the foreseeable future.
	11.	Pending Litigation, Proceedings.  (a) There are no
actions, suits or proceedings pending at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or, to the knowledge of the Company, threatened against or affecting the Company not adequately
covered by insurance or for which reserves adequate in the
Company's judgment have not been established which involve, in the opinion of the Company, a reasonable possibility of judgments or liabilities exceeding $500,000 in the aggregate, or which may, in the opinion of the Company result in any material adverse change in the business or properties or in the condition,
financial or other, of the Company, or the ability of the Company to perform its obligations under the Agreement or the Notes.
	(b)	There are no proceedings pending or, to the knowledge
of the Company, threatened against the Company before or by any federal, state or municipal commission, board or other administrative agency, which materially and adversely affect the water rates of the Company presently in effect.
	(c)	The Company is not in default with respect to any
order, writ, injunction or decree of any court, or any federal, state or municipal commission, board or other administrative agency and the Company has complied with all applicable statutes and regulations of the United States of America and of any state, municipality or agency of any thereof, in respect of the conduct of its business known or believed by the Company to be applicable thereto, the failure to comply with which could reasonably be expected to have a material adverse effect on the Company or its properties.
	12.	No Condemnation Proceedings.  Since January 1, 1990, no
elections have been held or other actions taken authorizing the commencement of proceedings for condemnation of any of the properties of the Company. However, from time to time there are expressions of interest made by public bodies, elected or appointed municipal officials, persons seeking political position or citizens groups urging acquisition of the Company's facilities in one or more of the communities served by the Company.  The
Company does not believe that any acquisition by a city or
municipality of its properties by condemnation or threat thereof would be adverse to the holders of the Notes.
	13.	No Burdensome Restrictions.  The Company is not subject
to any burdensome corporate restrictions in its Articles of Incorporation, By-Laws or otherwise, which materially and adversely affect or in the future may (so far as the Company can foresee) materially and adversely affect the Company or its business, property, assets, operations or condition, financial or other.
	14.	Regulatory Status, Approval.  (a)  The Company is not a
registered holding company or a subsidiary of a registered
holding company and the Company is not required to register under the Public Utility Holding Company Act of 1935, as amended. The Company is subject to the jurisdiction of the Commission.
	(b)	No consent of, approval or authorization by, filing or
registration with, or notice to any governmental or public
authority or agency is required for the issuance, sale or
delivery of the Notes or the execution, delivery or performance of the Agreement, other than the authorization of the Commission, which authorization has been duly obtained, is in full force and effect and is not subject to any appeal, hearing, rehearing or contest.  All conditions contained in any such authorization which were to be fulfilled on or prior to the issuance of the
Notes have been fulfilled.  The Company has furnished to your special counsel true, correct and complete copies of said
authorization and all applications heretofore filed with or
submitted to the Commission in connection with its action to obtain said authorization.
	15.	No Defaults, Compliance with Other Instruments.  The
Company is not in Default under any outstanding indentures,
contracts or agreements which are material to the Company
including, without limitation, the Mortgage Indenture; and on the Closing Date there will not exist any condition which would be a default under any such indenture, contract or agreement. The execution and delivery of the Agreement, the consummation of the transactions therein provided for and compliance with the provisions of the Agreement and the Notes by the Company will not violate or result in any breach of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation, By-Laws or any indenture, mortgage, deed of trust, bank loan or credit agreement, or other material agreement or instrument to which the Company is a party or by which the
Company may be bound, nor will such acts result in the violation of any applicable law, rule, regulation or order applicable to the Company of any court or governmental authority having
jurisdiction in the premises or in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever, upon any property or assets of the Company.
	16.	Leases.  The Company has the right to, and does, enjoy
peaceful and undisturbed possession under all material leases to which it is a party or under which it is operating.  All such leases are valid, subsisting and in full force and effect, and the Company is not in default under any thereof and no event has occurred and is continuing, and no condition exists that, after notice or passage of time or both could become a material default under any such Lease.
	17.	Use of Proceeds.  The Company will use the gross
proceeds derived from the sale of the Notes under the Agreement to refinance existing Indebtedness and to finance a portion of the Company's general construction program.  None of the
transactions contemplated in the Agreement (including, without limitation thereof, the use of the proceeds from the sale of the
Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation,
Regulations G, T and X of the Board of Governors of the Federal
Reserve System, 12 C.F.R., Chapter II.  The Company does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G, including margin stock originally issued by it.  None of the proceeds from the sale of the Notes will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any margin stock.
	18.	ERISA.  (a) The fair market value of all assets under
all "employee pension benefit plans" (as such term is defined in
Section 3(2) of ERISA), maintained by the Company, as from time to time in effect (herein called the "Pension Plans"), exceeded as of December 31, 1994, the last annual valuation date, the actuarial present value of all benefits vested under the Pension
Plans by more than $7,600,000.
	(b)	Neither any of the Pension Plans nor any of the trusts
created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as such term is defined in
Section 4975 of the Code which could subject the Pension Plans or any of them, any such trust, or any trustee or administrator thereof, or any disqualified person with respect to the Pension
Plans to the tax or penalty on prohibited transactions imposed by said Section 4975, except that, with respect to any actions or omissions of administrators, trustees, other fiduciaries, parties in interest or disqualified persons of or in respect to the
Pension Plans (other than employees of the Company), the Company has no knowledge that any of such persons has committed a
prohibited transaction, nor has the Company participated
knowingly in or knowingly undertaken to conceal a prohibited transaction with or by any of such persons nor enabled any of them to commit a prohibited transaction.
	(c)	Neither any of the Pension Plans subject to Title IV of
ERISA nor any trusts related to such plans have been terminated, nor have there been any "reportable events," as that term is defined in Section 4043 of ERISA (as modified by the regulations thereunder), in respect of those plans since the effective date of ERISA.
	(d)	 Neither any of the Pension Plans which are subject to
Section 302 of ERISA nor any trusts related to such plans have incurred any "accumulated funding deficiency," as such term is defined in said Section 302 (whether or not waived), since the effective date of ERISA.
	19.	Taxes.  All Federal, state and local taxes and
assessments due from the Company have been (a) fully paid or adequately provided for on the books of the Company in accordance with generally accepted accounting principles or (b) are being contested in good faith by the Company. There has been no examination of the Federal income tax returns of the Company by the Internal Revenue Service subsequent to the examinations of the returns for tax years 1984-1991.
	20.	Compliance with Laws.  To the best of the Company's
knowledge, the Company is in compliance with all applicable
Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public heath, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation,
petroleum, its derivatives, by-products or other hydrocarbons), and to exposure to hazardous substances, the failure to comply with which could reasonably be expected to have a material
adverse effect on the Company or its properties.  The Company does not know of any liability of the Company under the
Comprehensive Environmental Response, Compensation and Liability
Act of 1980, as amended by the Superfund Amendments and
Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.) with respect to any property now or heretofore owned or leased by the Company.
	21.	Full Disclosure.  The financial statements referred to
in the Agreement do not, nor does the Agreement, the Memorandum or any written statement (including without limitation the
Company's annual report on Form 10-K for the fiscal year ended
December 31, 1994) furnished by the Company to you in connection with the negotiation of the sale of the Notes, contain any untrue statement of a material fact or, taken together, omit a material fact necessary to make the statements contained therein or herein not misleading.  There is no fact which the Company has not
disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially
affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Agreement or the Notes.
	22.	Private Offering.  Neither the Company, directly or
indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 34 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar
Security from any Person so as to cause the issuance and sale of the Notes not to be exempt from the provisions of Section 5 of the Securities Act of 1933, as amended.


DESCRIPTION OF DEBT AND LEASES
1.	Current Debt of the Company outstanding on June 30, 1995 was as follows:

$10,000,000 borrowed under the Company's bank line of credit with Bank of America.








2.	Funded Debt (other than Capitalized Rentals) of the Company
outstanding on June 30, 1995 was as follows:

$128,943,500 was outstanding under the Company's various series of First Mortgage Bonds.
$951,000 due to the City of Los Altos for the purchase of the North Los Altos Water System.








3.	Capitalized Leases of the Company outstanding on June 30,
1995 were as follows:

None.


ANNEX A
(TO EXHIBIT B)


MATERIAL WATER SUPPLY CONTRACTS

1.	Water Supply Contract between the Company and the County of
Butte relating to the Company's Oroville District.
2.	Water Supply Contract between the Company and Kern County
Water Agency relating to the Company's Bakersfield District.
3.	Water Supply Contract between the Company and Stockton East
Water District relating to the Company's Stockton District.
4.	Second Amended Contract between the Company and Stockton
East Water District relating to the Company's Stockton
District.
5.	Settlement Agreement and Master Water Sales Contract between the City and County of San Francisco and Certain Suburban
Purchasers.
6.	Supplement to Settlement Agreement and Master Water Sales
Contract between the Company and the City and County of San Francisco relating to the Company's Bear Gulch District.
7.	Supplement to Settlement Agreement and Master Water Sales
Contract between the Company and the City and County of San Francisco relating to the Company's San Carlos District.
8.	Supplement to Settlement Agreement and Master Water Sales
Contract between the Company and the City and County of San Francisco relating to the Company's San Mateo District.
9.	Supplement to Settlement Agreement and Master Water Sales
Contract between the Company and the City and County of San Francisco relating to the Company's South San Francisco
District.
10.	Water Supply Contract between the Company and Santa Clara
Valley Water District relating to the Company's Los Altos
District.
11.	Water Supply Contract between the Company and Pacific Gas
and Electric Company related to the Company's Oroville
District.
12.	Water Supply Contract between the Company and Alameda County
Flood Control and Water Conservation District related to the Company's Livermore District.
13.	Water Supply Contract between the Company and Russell Valley
Municipal Water District regarding the Company's Westlake
District.


ANNEX B
(TO EXHIBIT B)


DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION
The closing opinion of Chapman and Cutler, special counsel
to the Purchasers, called for by section 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
	1.	The Company is a corporation, validly existing and
in good standing under the laws of the State of California
and has the corporate power and the corporate authority to
execute and deliver the Note Agreement and to issue the
Notes.
	2.	The Note Agreement has been duly authorized by all
necessary corporate action on the part of the Company, has
been duly executed and delivered by the Company and
constitutes the legal, valid and binding contract of the
Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general
principles of equity (regardless of whether the application
of such principles is considered in a proceeding in equity
or at law).
	3.	The Notes have been duly authorized by all
necessary corporate action on the part of the Company, and
the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company
enforceable in accordance with their terms, subject to
bankruptcy, insolvency, fraudulent conveyance and similar
laws affecting creditors' rights generally, and general
principles of equity (regardless of whether the application
of such principles is considered in a proceeding in equity
or at law).
	4.	The issuance, sale and delivery of the Notes under
the circumstances contemplated by the Note Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Chapman and Cutler shall also state that the opinion of McCutchen, Doyle, Brown & Enersen is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.
In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of California, the By-laws of the Company and the general business corporation law of the State of California. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the general business corporation law of the State of California and the Federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.


EXHIBIT C
(TO NOTE AGREEMENT)


DESCRIPTION OF CLOSING OPINION
OF COUNSEL TO THE COMPANY
The closing opinion of McCutchen, Doyle, Brown & Enersen,
counsel for the Company, which is called for by section 4.1 of the Note Agreement, shall be dated the Closing Date and addressed to the
Purchasers, shall be satisfactory in scope and form to the
Purchasers and shall be to the effect that:
	1.	The Company is a corporation, duly incorporated,
validly existing and in good standing under the laws of the
State of California, has the corporate power and the
corporate authority to execute and perform the Note
Agreement and to issue the Notes and has the full corporate
power and the corporate authority to conduct the activities
in which it is now engaged.
	2.	The Note Agreement has been duly authorized by all
necessary corporate action on the part of the Company, has
been duly executed and delivered by the Company and
constitutes the legal, valid and binding contract of the
Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar
laws affecting creditors' rights generally, and general
principles of equity (regardless of whether the application
of such principles is considered in a proceeding in equity
or at law).
	3.	The Notes have been duly authorized by all
necessary corporate action on the part of the Company, have
been duly executed and delivered by the Company and
constitute the legal, valid and binding obligations of the
Company enforceable in accordance with their terms, subject
to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general
principles of equity (regardless of whether the application
of such principles is considered in a proceeding in equity
or at law).
	4.	No approval, consent or withholding of objection
on the part of, or filing, registration or qualification
with, any governmental body, Federal or state, is necessary
in connection with the execution and delivery of the Note
Agreement or the Notes other than the authorization of the
Commission, which authorization has been duly obtained, is
in full force and effect.
	5.	The issuance and sale of the Notes and the
execution, delivery and performance by the Company of the
Note Agreement do not violate or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the
property of the Company pursuant to the provisions of the
Articles of Incorporation or By-laws of the Company or any
agreement or other instrument listed as a material contract
in the Company's most recent Form 10-K.
	6.	Based upon the representations set forth in section 3(a)
of the Note Agreement, the issuance, sale and delivery of
the Notes under the circumstances contemplated by the Note
Agreement do not, under existing law, require the
registration of the Notes under the Securities Act of 1933,
as amended, or the qualification of the Note Agreement or an indenture under the Trust Indenture Act of 1939, as amended.
	7.	Based upon the assumption of the accuracy of
information obtained by the Company from sources believed to be reliable that the following cities served by the Company
were all incorporated prior to 1911:
Bakersfield,	Marysville,	South San Francisco
Chico,	Oroville,	Stockton
Dixon,	Redondo Beach,	Visalia
Hermosa Beach,	Salinas,	Willows
King City,	San Mateo Livermore,	Selma
that water distribution systems were constructed and service furnished to the inhabitants of each by various predecessors of the Company prior to 1911, and that there were no public water works owned or controlled by the municipality in any of them prior to 1911, in the opinion of such counsel, the Company has a "constitutional" franchise in each of the above cities and under such constitutional franchise has a perpetual right which was not repealed by the repeal of
Article XI, Section 19, of the California Constitution to continue to occupy public streets of each of said cities with its pipes and mains and to lay down additional pipes and mains in said streets for the supplying of water, subject to reasonable regulation by the respective municipalities as they existed at the date of repeal of the constitutional provision in 1911 and probably also extends to territory incorporated into each respective city after such repeal, although this latter question remains somewhat in doubt in the absence of a final decision of the courts thereon.
The opinion of McCutchen, Doyle, Brown & Enersen shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.


EXHIBIT D
(TO NOTE AGREEMENT)